EXHIBIT 23.3



CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 29, 2000 (except as to note 10 which is as of May 7, 2001), with respect to the financial statements of EFOS Inc. included in the Registration Statement (Form F-3) and related Prospectus of EXFO Electro-Optical Engineering Inc. dated July 13, 2001 for the registration of 6,488,816 shares of its Subordinate Voting Shares.



                                                /s/  Ernst & Young LLP
                                                Chartered Accountants

Toronto, Canada
July 13, 2001